Exhibit 4.15

EIGHTH AMENDMENT
TO THE SECOND RESTATEMENT OF THE
MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

This Eighth Amendment to the Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) is adopted by Merit Medical Systems, Inc. (the “Employer”) as principal sponsor of the Plan.

WHEREAS, the Employer maintains the Plan for the benefit of its employees and the employees of its participating subsidiaries; and

WHEREAS, the Plan currently provides for the application of the ADP and ACP tests using the “prior year” method; and

WHEREAS, the Employer wishes to amend the Plan to apply the ADP and ACP tests using the “current year” testing method for Plan Years commencing on or after January 1, 2014; and

WHEREAS, the Employer has reserved the right to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows effective January 1, 2014:

1.The first paragraph of Article III B 4 of the Plan document, along with Article III B 4 (a) and Article III B 4 (b) (1), dealing with nondiscrimination testing of average deferrals, is amended to read in its entirety as follows effective January 1, 2014:

“4.    The following limitation (“ADP Test”) shall apply to the Plan each Plan Year. For Plan Years beginning on or after January 1, 2014, the Plan shall apply the ADP Test using the “current year” testing method and in accordance with the requirements and limitations of Regulation Sections 1.401(k)-1(b)(1)(ii)(A) and 1.401(k)-2, the provisions of which are hereby incorporated by reference. With respect to Plan Years ending prior to 2014, the Plan used the “prior year” testing method.

(a)The ADP for a Plan Year commencing on or after January 1, 2014 of the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of (1) or (2) as follows:

(1)    One hundred twenty-five percent (125%) of the ADP for the current Plan Year of all Participants who were Non-Highly Compensated Employees for the current Plan Year, or

(2)    Two hundred percent (200%) of the ADP for the current Plan Year of all Participants who were Non-Highly Compensated Employees for the current Plan Year; provided, however, that the ADP for the Plan Year for the Participants who are Highly Compensated Employees may not exceed the ADP for the current Plan Year of the Participants who were Non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points.

(b)    For purposes of this Article III B 4, the following special rules shall apply:

(1)    In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy those requirements of the Code only if aggregated with this Plan, then this Article III B 4 shall be applied by determining the ADP of Employees as if all such Plans were a single plan. Any adjustments to Non-Highly Compensated Employee ADP for the current Plan Year will be made in accordance with IRS guidance. Plans may only be aggregated to satisfy Code Section 401(k) if they have the same Plan Year and use the same ADP testing method.”

2.The first paragraph of Article III B 5 of the Plan document, along with Article III B 5 (a) and Article III B 5 (c) (2), dealing with nondiscrimination testing of average contributions, is amended to read in its entirety as follows effective January 1, 2014:

“5.    The following limitation (“ACP Test”) shall apply to the Plan each Plan Year. For Plan Years commencing on or after January 1, 2014, the Plan shall apply the ACP Test using the “current year” testing method and in accordance with the requirements and limitations of Regulation Sections 1.401(m)-1(b)(i) and 1.401(m)-2, the provisions of which are hereby incorporated by reference. With respect to Plan Years ending prior to 2014, the Plan used the “prior year” testing method.

(a)    The ACP for a Plan Year commencing on or after January 1, 2014 of the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of (1) or (2) as follows:

(1)    One hundred twenty-five percent (125%) of the ACP for the current Plan Year for the Participants who were Non-Highly Compensated Employees for such current Plan Year, or

(2)    Two hundred percent (200%) of the ACP for the current Plan Year of the Participants who were Non-Highly Compensated Employees for such current Plan Year; provided, however, that the ACP for the current Plan Year of the Participants who are current Plan Year Highly Compensated Employees may not exceed the ACP for the current Plan Year of the Participants who were Non-Highly Compensated Employees for the current Plan Year by more than two (2) percentage points.

* * *
(c)    For purposes of this Article III B 5, the following special rules apply:

* * *
(2)    In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy these requirements of the Code only if aggregated with this Plan, this Article III B 5 shall be applied by determining the Contribution Percentage Amounts of Employees as if all those plans were a single plan. Any adjustments to Non-Highly Compensated Employee ACP for the current Plan Year will be made in accordance with IRS guidance. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year, and use the same ACP Testing method.”

IN WITNESS WHEREOF, the Employer has caused this Eighth Amendment to the Second Restatement of the Plan to be executed this 29th day of December, 2014.

MERIT MEDICAL SYSTEMS, INC.

By: /s/ Rashelle Perry
Name: Rashelle Perry
Its: Chief Legal Officer

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